SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2012

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 10, 2012, Harmit Singh accepted an offer of employment as the Executive Vice President and Chief Financial Officer of Levi Strauss & Co. (the “Company”), to be effective January 16, 2013. Upon his employment with the Company, Kevin Wilson will step down as the Company’s Interim Chief Financial Officer and continue his role as Vice President, Finance, Americas Commercial Operations. Previously, Mr. Singh, 49, was the Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation from 2008 to August, 2012, and is an Executive Vice President of Hyatt through December 2012. Prior to that, he spent 14 years at Yum! Brands, Inc. in a variety of roles including Senior Vice President and Chief Financial Officer of Yum Restaurants International from 2005 to 2008. Before joining Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries, a worldwide travel, financial and network services company. Mr. Singh served on the board of directors and was also the Audit Committee Chair of Avendra, LLC through August 2012. Mr. Singh is a Chartered Accountant from India.

The employment arrangement with Mr. Singh provides for a base salary of $12,987 per week, approximately $675,000 per year. Mr. Singh is also eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 80% of his base salary which would result in a 2013 target value of $540,000 to be prorated based on his start date. He will also receive a one-time signing bonus of $250,000 which is subject to prorated repayment if his employment with the Company does not exceed twenty-four months under certain conditions.

Mr. Singh will also participate in the Company’s Equity Incentive Plan each year and for 2013 is eligible to receive Stock Appreciation Rights units with a grant date value of $1,300,000, pending approval by the Company’s Board of Directors.

Mr. Singh will also receive healthcare, life insurance and long-term savings program benefits, as well as benefits under the Company’s various executive perquisite programs, including a cash allowance of $15,000 per year. He will also receive standard Company relocation assistance.

Mr. Singh’s employment is at-will and may be terminated by the Company or by Mr. Singh at any time.

There is no understanding or arrangement between Mr. Singh and any other person or persons with respect to his employment as the Executive Vice President and Chief Financial Officer, and there are no family relationships between Mr. Singh and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Singh or any member of his immediate family had, or will have, a direct or indirect material interest.

A copy of Mr. Singh’s employment letter is attached as Exhibit 10.1 hereto and the press release announcing his employment is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Offer Letter, dated December 10, 2012, between Levi Strauss & Co. and Harmit Singh

99.1	Press release, dated December 13, 2012, announcing the employment of Harmit Singh as Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: December 13, 2012	By:	/s/ Heidi Manes
	Name:	Heidi L. Manes
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Offer Letter, dated December 10, 2012, between Levi Strauss & Co. and Harmit Singh

99.1	Press release, dated December 13, 2012, announcing the employment of Harmit Singh as Executive Vice President and Chief Financial Officer.